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                                                                    EXHIBIT 23.2

              Consent of Independent Certified Public Accountants


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 3, 2003, except for the reclassifications relating to the discontinued operations and the adoption of Statement of Financial Accounting Standards No. 145 discussed in Note 20 for which the date is January 14, 2004, which appears in RailAmerica, Inc.'s Current Report on Form 8-K dated January 21, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
---------------------------------
PricewaterhouseCoopers LLP

Miami, Florida
January 21, 2004